EXHIBIT 10.3


                        EVCI CAREER COLLEGES INCORPORATED

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT


EVCI Career Colleges Incorporated
35 East Grassy Sprain Road, Suite 200
Yonkers, New York 10701

Ladies and Gentlemen:

     I understand the EVCI Career Colleges Incorporated ("EVCI" or the "Company") is offering to accredited investors, in a private placement (the "Offering") 19 Units (each, a "Unit" and collectively, the "Units") that are each comprised of an EVCI Convertible Promissory Note, due July 15, 2003 and in the principal amount of $______________ (each a "Note" and collectively, the "Notes"), and an EVCI Common Stock Purchase Warrant to purchase ___________ shares of EVCI's common stock (each a "Warrant" and collectively the "Warrants"). The price of each Unit equals the principal amount of the Note included in the Unit (the "Purchase Price"). A summary of the terms of the Offering is set forth in the Term Sheet attached as Exhibit A to this Agreement (the "Term Sheet"). The Form of Note and Form of Warrant are Exhibits B and C to this Agreement. References below to the "Securities" include the Units, Notes, Warrants and the Common Stock of EVCI issuable upon conversion of the Note and in payment of interest on the Notes (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares"), unless the context requires otherwise.

     1. Subscription. I hereby tender to EVCI this subscription and full payment of the Purchase Price for that number of Units (a minimum of one Unit per subscriber unless the Company, in its sole discretion, otherwise agrees) specified on the signature page to this Agreement, by check payable to EVCI Career Colleges Incorporated.

     2. Subscriber's Representations and Warranties. I hereby represent and warrant to the Company as follows:

          (a) I understand that the Securities have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws in reliance on exemptions for private offerings; the Securities cannot be resold or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available, and that the Securities will bear a restrictive legend to such effect; I will have no rights to require that the Securities be registered under the Securities Act or any state securities laws, except as provided below; I may have to hold the Securities indefinitely and it may not be possible for me to liquidate my investment in the Company.

          (b) I understand that my purchase of the Securities is a speculative investment which involves a high degree of risk, including the potential loss of my entire investment in the Company.


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          (c) I have completed and returned to the Company the Accredited
Investor Questionnaire (the "Questionnaire") relating to my qualifications as an "accredited investor" and my general ability to bear the risks of an investment in the Company, and I hereby affirm the correctness of my answers in the Questionnaire.

          (d) I, myself, or, together with my advisor(s), if any, have such knowledge and experience in financial matters, including investments in securities that are restricted as to their transferability, that, alone or together with such advisor(s), I am capable of evaluating the risks and merits of an investment in the Securities and of making an informed investment decision.

          (e) The address set forth below is my correct home address or, if I am other than an individual, the correct address of my principal office and I have no present intention of changing such address. If an individual, I am at least 21 years old.

          (f) If I am a corporation, partnership or other entity, I am duly authorized to purchase and hold the Securities.

          (g) All documents, records and other materials pertaining to an investment in the Company which were requested by me or my advisor(s) have been made available or delivered as requested.

          (h) I have reviewed and understand the Term Sheet. I or my advisor(s) have had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Offering and the financial condition and prospects of the Company and to obtain any additional information necessary to verify the accuracy of the information provided to me or my advisor(s) by the Company.

          (i) I am subscribing for the Securities solely for my own account, for investment and not with a view to or for the resale, assignment, distribution, subdivision or fractionalization thereof. No other person has a direct or indirect beneficial interest in the Securities.

          (j) I understand that the documents delivered to me by the Company in connection with the Offering (collectively, the "Offering Materials") have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities SEC nor has any such SEC passed upon the accuracy or adequacy of the Offering Materials or the fairness of the Offering. Any representation to the contrary is unlawful.

          (k) I am relying upon my own counsel, accountant and/or business advisor(s) concerning legal, tax, business and related aspects of my subscription hereunder and my investment in the Company.

          (l) My overall commitment to investments which are not readily marketable is not disproportionate to my net worth and my investment in the Securities will not cause such overall commitment to become excessive.

     3. Company's Representations and Warranties. The Company hereby represents and warrants to me as follows:

          The Company represents and warrants to me that:

          (a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their businesses as now

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being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. "Material Adverse
Effect" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) on the ability of the Company to perform its obligations hereunder, or under the Notes or the Warrants.

          (b) Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform this Agreement, to issue, sell and perform its obligations with respect to the Notes and Warrants in accordance with the terms hereof, and to issue the Conversion Shares and Warrant Shares upon conversion of the Notes and exercise of the Warrants, respectively, in accordance with the Notes and Warrants, respectively. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares Warrant Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement constitutes and, upon their issuance and delivery, the Notes and the Warrants will constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and except to the extent enforcement of the indemnification and contribution provisions contained in this Agreement may be limited by applicable securities laws.

          (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which, as of June 25, 2002, 4,813,466 shares were issued and outstanding, and 1,000,000 shares of preferred stock, of which 130,000 shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c) to this Agreement or in EVCI's Form 10-QSB for the quarter ended March 31, 2002 and as contemplated by this Agreement, as of the date thereof, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company. Except as contemplated by this Agreement and with respect to securities registered from resale under effective registration statements, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.

          (d) Issuance of Securities. The Notes and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, the Warrants will be validly issued, fully paid and non-assessable, and the Notes and Warrants will be free from all taxes, liens and charges with respect to the issue thereof. The number of shares of Common Stock necessary to provide for the issuance of the Conversion Shares and the Warrant Shares (assuming such conversion or exercise took place upon their original issuance) in accordance with the terms of this


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Agreement, the Notes and the Warrants have been duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants. Upon conversion or exercise in accordance with the Notes and Warrants, as applicable, the Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

          (e) No Conflicts; Compliance. The execution, delivery and performance of this Agreement, the performance by the Company of its obligations under the Notes and Warrants and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company's Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or, assuming the accuracy of the representations and warranties made to the Company by all of the subscribers for Units, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASDAQ SmallCap Market) applicable to the Company or any of its subsidiaries or by which any of their property or assets. Except as required under the Securities Act and applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations contemplated by this Agreement, the Notes or the Warrants or in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market. Except as described in the Forward-Looking Statements and Risk Factors referenced to in the Term Sheet, the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting of the Common Stock by the Nasdaq SmallCap Market.

          (f) SEC Documents; Financial Statements. Since January 1, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


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          (g) Absence of Certain Changes. Since March 31, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company and its subsidiaries; provided, however, no representation or warranty is made regarding ICTS, Inc.

          (h) Absence of Litigation. Except as disclosed on Schedule 3(h) to this Agreement, as of the date thereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding could individually or in the aggregate have a Material Adverse Effect.

          (i) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units offered hereby.

          (j) Employment Matters; ERISA Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. Except for 401(k) plans, the Company and its subsidiaries have no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

          (k) Intellectual Property Rights. The Company and its subsidiaries own or possess all material rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective business as now conducted.

          (l) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or


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other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

          (m) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and security interests granted to the holders of the Company's Series B 7% Convertible Preferred Stock in the assets and stock of Interboro Institute, Inc. ("Interboro") and that may be granted to the provider, if any, of up to $2,000,000 of senior indebtedness to Interboro.

          (n) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (o) Regulatory Permits; Compliance. The Company and its subsidiaries possess all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits.

          (p) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.


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          (r) Certain Transactions. Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and, other than the grants of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors and the month-to-month consulting arrangement with Philip M. Getter disclosed in the Company's last proxy statement), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

     4. Survival; Indemnification.

          (a) Survival. The representations and warranties in this Agreement shall survive the sale of the Unit(s) to me for a period of two years, when they shall expire together with any right to indemnification in respect thereof, except to the extent notice asserting a claim for breach of a representation or warranty shall have been given to the indemnifying party prior to such expiration.

          (b) Indemnification. You and I agree to hold the other and the other's officers, directors, employees, agents, counsel and controlling persons (and their heirs, representatives, successors and assigns) harmless and to indemnify them against all liabilities, costs and expenses (including reasonable attorney's fees and expenses) incurred by them as a result of any breach of this agreement by the other. The provisions of Section 5.4(c) shall apply with respect to third party claims.

     5. Registration Rights.

          5.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Common Stock" means the Common Stock, $.0001 par value, of the Company, as constituted as of the date of this Agreement.

          "Conversion Shares" means shares of Common Stock issued upon conversion of the Notes and/or in payment of interest on the Notes.

          "Investors" means the purchasers of the Units.

          "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration, and the sale on a continuous or delayed basis by the holders, of all of the Restricted Stock pursuant to Rule 415 under the Securities Act, including (unless the context requires otherwise) the prospectus contained therein and forming a part thereof, any amendments to such registration


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statement and supplements to such prospectus, and all exhibits to and other material incorporated by reference in such registration statement and prospectus.

          "Restricted Stock" means the Conversion Shares and Warrant Shares, and any shares of capital stock issued or issuable to the Investors in payment of interest on the Notes and with respect to such Conversion Shares and Warrant Shares as a result of any adjustment made under the Notes and Warrants, until they are (a) resold under and in accordance with the Securities Act pursuant to the Registration Statement or (b) saleable without restriction pursuant to Rule 144(k) under the Securities Act.

          "Warrant Shares" means shares of Common Stock issued upon exercise of Warrants.

     5.2 Registration Procedures.

          (a) The Company shall prepare and, on or prior to the 60th day following the issuance of the Notes, file with the SEC a Registration Statement on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Restricted Stock, which Registration Statement shall state that, in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends, recapitalizations, reclassifications or similar transactions. The Registration Statement shall initially register for resale that number of shares of Common Stock equal to the number of shares of Restricted Stock issuable as of the date immediately preceding the date the Registration Statement is initially filed with the SEC as if such date of registration was a date on which all the Notes were converted and all the Warrants were exercised, subject to adjustment as provided therein. Such registered shares of Common Stock shall be allocated among the Investors pro rata based on the total number of shares of Restricted Stock issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Restricted Stock is declared effective by the SEC.

          (b) In connection with the Registration Statement, the Company shall:

               (i) use its best efforts to cause the Registration Statement to be declared effective within 60 days after its initial filing with the SEC the and to remain effective for the period specified in Section 5.2(c);

               (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, pursuant to Rule 415, for the period specified in Section 5.2(c) and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by the Registration Statement in accordance with the sellers' intended method of disposition set forth in the Registration Statement for such period; provided, however, notwithstanding the foregoing provisions of this Section 5.2(b)(ii), the Company may suspend the use of the Registration Statement for a period not to exceed 45 days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith (after consulting with the Company's counsel and, if appropriate, its independent auditors) that because of valid and material business developments (which, under applicable securities laws, would be required to be disclosed in an amendment to the prospectus), including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar


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events, it is advisable to suspend such use, and prior to or contemporaneously with suspending such use the Company provides the Investors with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension; at the end of any such suspension period, the Company shall provide the Investors with written notice of the termination of such suspension;

               (iii) permit each seller of Restricted Stock to review and comment upon the Registration Statement and all amendments and supplements thereto at least three days prior to their filing with the SEC;

               (iv) furnish to each seller of Restricted Stock and to each underwriter (to the extent that a majority of the holders of Restricted Stock elect to use an underwriter) such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by the Registration Statement;

               (v) use its best efforts to register or qualify the Restricted Stock covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (vi) promptly notify each seller of the Restricted Stock and each underwriter (to the extent that a majority of the holders of Restricted Stock elect to use an underwriter) participating in any distribution pursuant to the Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge and as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (vii) make available for inspection by each seller of Restricted Stock, any underwriter (to the extent that a majority of the holders of Restricted Stock elect to use an underwriter) participating in any distribution pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

          (c) For purposes of subsections 5.2(b)(i) and (ii), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earliest of (i) the date as of which the Investors may sell all of the Restricted Stock without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), (ii) the date on which (x) the Investors shall have sold all the Restricted Stock and (y) none of the Warrants is outstanding, or (iii) the date which is one year after the Warrants have been exercised in full.



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          (d) Each seller of Restricted Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 5.2(b)(ii), such seller will immediately discontinue disposition of Restricted Securities pursuant to the prospectus included in the Registration Statement until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by subsection 5.2(b)(ii), and, if so directed by the Company, such seller will deliver to the Company all copies, other than permanent file copies then in such seller's possession, of the most recent prospectus covering such Restricted Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which the Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to subsection 5.2(b)(ii) to the date when the Company shall make available to such seller a prospectus supplemented or amended to conform with the requirements of subsection 5.2(b)(ii).

          (e) In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them, as reasonably shall be necessary and reasonably requested by the Company's counsel in writing, in order to assure compliance with federal and applicable state securities laws.

          (f) In the event the public offering of the Restricted Securities is underwritten, the Company and each seller of Restricted Stock agrees to enter into a written agreement with the managing underwriter selected by a majority of the holders of Restricted Stock (assuming conversion of the outstanding Notes and exercise of the outstanding Warrants as of the date the Registration Statement is initially filed with the SEC) and approved by the Company which approval shall not be unreasonably withheld or delayed, in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          (g) The Company understands that a breach of the Company's obligations under Sections 5.2(a) could result in economic loss to the Investors. As liquidated damages for such loss (and not as a penalty), the Company agrees to pay to the Investors interest at the rate of an additional 9 percent per annum on the principal amount of the Notes for the period of time that the Company is late in filing the Registration Statement.

     5.3 Expenses. All expenses incurred by the Company in complying with
Section 5.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuing Restricted Stock, but excluding any Selling Expenses and fees and disbursements of any counsel, or any accountant or agent of, a seller of Restricted Stock, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

     The Company will pay all Registration Expenses and the sellers of Restricted Stock will pay all Selling Expenses.

     5.4 Indemnification and Contribution.

          (a) In connection with the registration and sale of the Restricted Stock pursuant to the Registration Statement, to the fullest extent permitted by law, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder together with such seller's officers, directors, partners, employees and agents, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller and such seller's officers, directors, partners, employees and agents, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Restricted Stock pursuant to the Registration Statement (but not such seller's failure to comply with the prospectus delivery requirements or other rules and regulations under the Exchange Act relating to such seller's conduct in offering and selling Restricted Stock). The Company will promptly reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in the Registration Statement or such prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party.

          (b) In connection with the registration and sale of Restricted Stock pursuant to the Registration Statement, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in the Registration Statement or such prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under the Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5.4 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5.4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.



          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any seller of Restricted Stock pursuant to the Registration Statement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 5.4, then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     6. Market Standoff. In connection with an underwritten public offering by the Company of at least $3 million in total offering price, if any, I hereby agree to be subject to a lockup for up to 180 days following the effective date of the Company's registration statement filed with the SEC in connection with the offering as required by the underwriter(s) thereof. During such period, I agree not to sell, transfer or hypothecate any securities of the Company without the prior written consent of the underwriter(s); provided, however, such consent shall not be required for sales, transfers and/or hypothecations, during any calendar month, totaling not more than 10% of the Restricted Stock owned by me on the effective date of such registration statement. This provision is self-operating but I agree to execute and furnish directly to, and for the express benefit of, the underwriter(s) any confirmation requested by the underwriter(s).

     7. Revocation. I agree that I cannot cancel, terminate or revoke this Agreement or any of my agreements hereunder and that, if I am an individual, this Agreement shall survive my death or disability, except as provided by any applicable laws.

     8. Miscellaneous.

          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand, against written receipt (which shall include delivery by Federal Express or similar service), or sent by telecopier, receipt confirmed, or mailed by registered or certified mail, return receipt requested, postage prepaid, to me at my address set forth below and to the Company at its address set forth above, with a copy to Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, New York 10022, Attn: Joseph D. Alperin, Esq. Notices shall be deemed given on the date of receipt or, if mailed, three business days after mailing, except notices of change of address, which shall be deemed given when received.

          (b) Notwithstanding the place where this Agreement may be executed by me or the Company, we agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.

          (c) This Agreement constitutes the entire agreement between us with respect to the subject matter hereof and may be amended only by a writing executed by each of us.

          (d) This Agreement (including, but not limited to the provisions of Section 7) shall be binding upon and inure to the benefit of each of us and our respective heirs, legal representatives, successors and assigns.

          (e) We each hereby submit to the exclusive jurisdiction of the courts located in the County of Westchester with respect to any action or legal proceeding commenced by either of us with respect to this Agreement or to the Securities. Each of us irrevocably waives any objection it, he or she, now has or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above or below or at such other address as either of us shall furnish in writing to the other.

          (f) We each hereby waive trial by jury in any action or proceeding involving any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or relating to this Agreement or to the Securities.

          (g) In order to discourage frivolous claims, we agree that, unless the one of us who is a claimant succeeds in obtaining a judgment against the other in an action or proceeding, the other shall be entitled to recover all of his, her or its legal costs and expenses relating to such action or proceeding and/or incurred in preparation therefor.

          (h) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (i) No waiver by either of us shall be valid unless in a writing executed by the party to be changed. The waiver by either of us of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach of any provision of this Agreement.

          (j) We agree to execute and deliver all further documents, agreements and instruments and to take such other further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

          (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.







                            [Signature page follows.]

320102.6
SIGNATURE PAGE TO SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT



          I have signed this Subscription and Registration Rights Agreement as of the date indicated below.

Dated:__________________



________________________________________  ______________________________________
Signature of subscriber                   Signature of spouse, joint tenant,
                                          tenant in common or other signature,
                                          if required


________________________________________  ______________________________________
Type or print name of subscriber          Type or print name or spouse, joint
                                          tenant, tenant in common or other
                                          signatory


________________________________________  ______________________________________
Address of subscriber                     Address of joint tenant, tenant in
                                          common or other signatory


________________________________________  ______________________________________
Telecopier number of subscriber           Telecopier number of joint tenant,
                                          tenant in common or other signatory


________________________________________  ______________________________________
Social security or taxpayer               Social security number of other
identification number of subscriber       signatory


________________________________________  ______________________________________
Units subscribed for                      Total purchase price ($_______ x
                                          number of Units subscribed for)


Subscription Accepted:

EVCI CAREER COLLEGES INCORPORATED


By: ____________________________________
    Name:
    Title:


Dated: __________________________________

                                  SCHEDULE 3(c)
                                 CAPITALIZATION
                               As of June 30, 2002

         Outstanding Warrants                                     Outstanding Options
    Shares                Exercise Price                    Shares                 Exercise Price
-----------------------------------------            --------------------------------------------

      500                  $ 2.00                            5,000                    $ 1.063
    1,000                    4.00                            5,000                      1.530
    1,000                    4.00                            5,000                      1.063
  100,000                    4.00                            5,000                      1.530
      500                    4.00                            5,000                      1.530
    2,500                    4.00                          100,000                      7.000
    5,000                    4.00                           10,000                     31.310
    1,000                    4.00                           10,000                      1.000
    3,000                    4.00                            8,000                      1.000
    2,500                    4.00                           15,000                      1.000
    2,500                    4.00                            7,500                      1.000
   25,455                    6.00                           11,500                      1.000
   18,296                    6.00                           30,000                      1.000
   24,727                    6.00                           25,000                      1.000
    6,796                    6.00                          120,000                      1.200
                                                           -------
   10,978                    6.00                          362,000
                                                           =======
    2,000                    6.00
   40,000                   21.27                   Outstanding Convertible Preferred Stock
                                              -----------------------------------------------------
   21,818                    6.00
   10,909                    6.00             Series B preferred is currently convertible
    4,773                    6.00             into 2,141,680 shares of common stock.
    4,000                    6.00
   25,000                   12.00
   50,000                   20.00
   72,667                   20.25
   38,444                   20.25
  555,556                   20.25
   27,778                   20.25
   27,778                   20.25
    5,000                   17.50
    7,500                   22.50
    7,500                   25.00
   10,000                   20.00
  120,000                   19.80

                                  SCHEDULE 3(c)
                                 CAPITALIZATION
                               As of June 30, 2002


             Outstanding Warrants
        Shares                Exercise Price
  -------------------------------------------
         37,500                   $5.44
          5,000                   25.00
         50,000                   12.00
         25,000                   16.09
         41,667                    1.00
         83,333                    1.00
         83,333                    1.00
         41,667                    1.00
         33,333                    3.00
         33,333                    3.00                                 Commitments to Issue
         23,334                    3.00                                 Warrants or Shares*
          5,000                    3.00                         Shares                  Exercise Price
                                                        ------------------------------------------------
          5,000                    3.00                         22,500                  $  1.52
         62,500                    1.00                         18,000                      N/A
         25,000                    3.00
        150,000                    1.00         Contingent:  Shares with a market value of 3.75%, plus
         60,000                    3.00         warrants to purchase 55,000 shares at $5.00 per share for
         37,500                    1.00         each $1 million, of gross proceeds raised by MidSouth
         15,000                    2.00         Capital
          1,563                    2.00
          6,250                    2.00         Contingent:  Warrants to purchase 5,000 shares at $25 per
          3,125                    2.00         share for each $500,000 of EBITDA from operations of
          1,563                    2.00         Interboro during five consecutive years commencing the year
          1,563                    2.00         ended December 31, 2001.  Warrant table includes 5,000
          1,563                    2.00         shares underlying warrants earned with respect to 2001.
          3,125                    2.00
          3,125                    2.00         Contingent:  Warrants to purchase up to 200,000 shares of
                                                EVCI's common stock at $6.75 or $13.50 if JIA, Inc. purchases between $2 and $6 million of EVCI's e-learning content.
--------


     * Concurrently with this offering, EVCI is seeking to obtain additional debt or equity financing and, in connection therewith, expects it will be required to issue shares, warrants and/or convertible securities and to register for resale the shares of its common stock issued or issuable in connection with such financing(s). EVCI will have no obligation to update this Schedule or make any further disclosure to me regarding such other securities.

                                  SCHEDULE 3(c)
                                 CAPITALIZATION
                               As of June 30, 2002


             Outstanding Warrants
        Shares                Exercise Price
  -------------------------------------------
         3,125                    2.00
         6,250                    2.00
         6,250                    2.00
         3,125                    2.00
         1,563                    2.00
         1,563                    2.00
         6,250                    2.00
         3,125                    2.00
         9,375                    2.00
         9,375                    2.00
         3,125                    2.00
         1,563                    2.00
         1,313                    2.00
         6,230                    2.00
     ---------
     2,138,084
     =========

                                  SCHEDULE 3(h)
                              ABSENCE OF LITIGATION
                               As of June 30, 2002

ICTS is being sued by several former venders and a former landlord for approximately $85,000. There is also approximately $120,000 owed to former ICTS venders that is being pursued by third-party collection agencies. An additional approximately $600,000 of ICTS payables is more than 90 days past due. In addition, approximately $400,000 in ICTS student refunds is over 60 days past due and could become the subject of litigation or regulatory action.

In connection with the foregoing, EVCI believes it has valid claims, totaling at least $1.5 million, against the former owners of ICTS for breaches of representations and warranties relating to student refunds and unearned revenue, as offsets to the forgoing claims.

                                                                       EXHIBIT A

                                   Term Sheet
                     For Offering to Accredited Investors of
       Convertible Promissory Notes and Common Stock Purchase Warrants of
                        EVCI Career Colleges Incorporated
                                  July 8, 2002


About EVCI:                                 o as indicated in the Subscription
                                              and Registration Rights Agreement
                                              to which this Term Sheet is
                                              attached as Exhibit A, EVCI will
                                              provide prospective subscribers
                                              with copies of EVCI's SEC filings,
                                              without cost.
                                            o subscribers should review EVCI's
                                              Form 10-KSB for its year ended
                                              December 31, 2001, Form 10-QSB for
                                              the quarter ended March 31, 2002
                                              and the "Forward-Looking
                                              Statements and Risk Factors"
                                              beginning on page 5 of the
                                              prospectus dated April 19, 2002
                                              that is included in EVCI's most
                                              recent Form S- 3.

Offering:                                   19 Units, each consisting of a Note
                                            and a Warrant.

Offering Price:                             100% of the principal amount of the
                                            Note.

Principal Amount of Notes:                  the product of 475,000 multiplied by
                                            the initial conversion price.

Conversion Price:                           initially the higher of
                                            o the average of the closing bid
                                              prices of EVCI's common, as
                                              reported by NASDAQ, for the 10
                                              consecutive trading days ending on
                                              the date subscriptions are
                                              accepted by EVCI and
                                            o the closing bid price of EVCI's
                                              common stock, as reported by
                                              NASDAQ, on the trading day
                                              immediately prior to the date
                                              subscriptions are accepted by
                                              EVCI.

Total Note Conversion Shares:               475,000 shares of EVCI's common
                                            stock plus any shares of EVCI's
                                            common stock issued in payment of
                                            interest under the Notes.

Total Warrant Shares:                       475,000 shares of EVCI's common
                                            stock.

Each Note:                                  o principal amount equal to the
                                              product of 25,000 multiplied by
                                              the initial conversion price.
                                            o convertible at holder's option in
                                              full prior to automatic
                                              conversion.
                                            o automatic conversion will occur on
                                              the effective date of the
                                              registration statement referred to
                                              below.
                                            o due July 15, 2003.

                                            o bears interest at 4% per annum
                                              payable at maturity; at the
                                              holder's option, interest is
                                              payable in cash or shares of
                                              EVCI's common stock.
                                            o subordinated to all present and
                                              future EVCI debt for money
                                              borrowed.
                                            o non-negotiable.

Each Warrant:                               o expires after 2.5 years of time in
                                              which the registration statement
                                              referred to below has been kept
                                              effective, unless EVCI accelerates
                                              expiration after the average of
                                              the closing bid prices for EVCI's
                                              common stock is at least 250% of
                                              the then current exercise price of
                                              the Warrant for any 10 consecutive
                                              days while such registration
                                              statement is effective.
                                            o exercisable at the same price as
                                              the conversion price under the
                                              Notes.

Registration Rights:                        o within 60 days after closing, a
                                              registration statement must be
                                              filed with the SEC covering the
                                              resale of the EVCI common stock
                                              underlying the Notes and Warrants;
                                              if late, interest rate on the
                                              Notes increases to 12% per annum
                                              for the time EVCI is late in
                                              filing.
                                            o EVCI must use best efforts to have
                                              the registration statement
                                              declared effective within 60 days
                                              after its initial filing with the
                                              SEC.
                                            o EVCI will pay all its expenses of
                                              registering common stock but not
                                              underwriting discounts and selling
                                              commissions.

Anti-Dilution Adjustments:                  o Note conversion price and Warrant
                                              exercise price subject to
                                              customary anti-dilution
                                              adjustments for stock splits and
                                              dividends, recapitalizations,
                                              mergers and reclassifications.

Expenses:                                   Each party pays its own expenses
                                            relating to the offering of the
                                            Units, except as provided above with
                                            respect to registration rights.

Closing:                                    o subscriptions for all Units due
                                              not later than 5:00 p.m. New York
                                              City time on July 22, 2002.
                                            o subscribers checks will be held by
                                              EVCI until the earlier of the
                                              expiration of the offering or when
                                              all subscriptions received.
                                            o minimum subscription is one Unit,
                                              unless EVCI permits otherwise.

                     EXHIBITS B and C intentionally omitted

                because they are included as EXHIBITS 4.2 and 4.3

                           to registrant's Form 10-QSB

                      for the quarter ended June 30, 2002.